Exhibit 99.1

                     SPEEDCOM Completes Board Realignment;
               One New Director Replaces Three Existing Directors

    SARASOTA, Fla.--(BUSINESS WIRE)--Dec. 31, 2004--SPEEDCOM Wireless Corporation (OTCBB:SPWC) today announced it completed a realignment of its board of directors. The realignment resulted in the temporary appointment of the company's interim CEO, Mark Schaftlein, to its board and the resignation of SPEEDCOM's existing three-member board, effective December 30, 2004.
    "This initiative is unanimously supported by our former board members and consistent with previously announced plans to reduce corporate expenses while attempting to maximize shareholder value through a merger, acquisition or similar business combination," said Mark Schaftlein, SPEEDCOM's interim CEO.
    SPEEDCOM will file a copy of this press release with the Securities and Exchange Commission pursuant to Form 8-K, which will be available on the SEC's website at http://www.sec.gov.

    About SPEEDCOM

    SPEEDCOM Wireless Corporation was a multinational, fixed broadband wireless solutions company. SPEEDCOM's Wave Wireless division was an innovator and manufacturer of a variety of broadband wireless products. On December 10, 2003, the company sold all of its operating assets and ceased its historical business operations. Since that time, the company has been seeking to maximize its shareholders' value through a merger, acquisition or similar business combination. More information is available at http://www.speedcomwireless.com.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual events may differ from forward-looking statements for a number of reasons as well as other factors discussed from time to time in our SEC filings (available on EDGAR or for free at http://www.sec.gov). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimate or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to SPEEDCOM on the date thereof.

    SPEEDCOM is a registered trademark of SPEEDCOM Wireless
Corporation.

    CONTACT: SPEEDCOM Wireless Corporation, Sarasota
             Investor Contact:
             Gil Sharell, 941-907-2361
             ir@speedcomwireless.com